SECOND AMENDMENT TO

TRANSFER AGENCY AND SERVICE AGREEMENT

This second amendment (the “Amendment”) to the Transfer Agency and Service Agreement dated as of June 6, 2018, as amended (the “Agreement”), by and between SIX CIRCLES TRUST (the “Trust”) and DST Asset Manager Solutions, Inc. (the “DST AMS”), is entered into as of           , 2020 (the “Effective Date”).

WHEREAS, the Trust and DST AMS (the “Parties”) desire to amend Schedule A of the Agreement to reflect the addition of two Funds; and

WHEREAS, pursuant to Section 15.1 of the Agreement all amendments are required to be in writing and signed by the parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.     Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.     Schedule A to the Agreement is hereby deleted in its entirety and replaced with Schedule A attached hereto to reflect the addition of Six Circles Global Bond Fund and Six Circles Tax Aware Bond Fund.

3.     All other terms and conditions of the Agreement remain in effect and are hereby incorporated herein by reference.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

SIX CIRCLES TRUST	DST ASSET MANAGER SOLUTIONS, INC.

By: _______________________________	By: _____________________________
Name: Mary Savino Title: President	Name: Rahul Kanwar Title: Authorized Representative

SCHEDULE A

Amended As of                         , 2020

Series

Six Circles Ultra Short Duration Fund

Six Circles Tax Aware Ultra Short Duration Fund

Six Circles U.S. Unconstrained Equity Fund

Six Circles International Unconstrained Equity Fund

Six Circles Managed Equity Portfolio U.S. Unconstrained Fund

Six Circles Managed Equity Portfolio International Unconstrained Fund

Six Circles Global Bond Fund

Six Circles Tax Aware Bond Fund